SECOND AMENDMENT TO CREDIT AGREEMENT


     This Second Amendment to Credit Agreement ("Second Amendment"), dated as of June 13, 1995, by and between PORTEC, INC., a Delaware corporation (the "Company"), and NBD BANK, an Illinois banking corporation (the "Bank").

                                   WITNESSETH:

     WHEREAS, the Company and the Bank have executed a Credit Agreement (as amended, extended, modified or supplemented from time to time, the "Credit Agreement"), dated as of February 12, 1993 to provide for, among other things, a term loan in the principal amount of $6,000,000 and a revolving credit facility in aggregate principal amount not to exceed $12,000,000.

     WHEREAS, the Company has requested that the Bank amend certain provisions of the Credit Agreement, and the Bank has agreed to do so on the terms and conditions set forth herein.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Upon satisfaction by the Company of the conditions set forth in paragraph 3 hereof, the Credit Agreement shall be amended as of the effective date hereof as follows:

          (a) The definition of "Applicable Margin: contained in Section 1.1 of the Credit Agreement is deleted in its entirety and replaced as follows:

               "APPLICABLE MARGIN: SHALL MEAN, WITH RESPECT TO REVOLVING CREDIT LOANS, THE APPLICABLE ANNUAL PERCENTAGE SET FORTH IN THE TABLES BELOW AS ADJUSTED ON THE DATE ON WHICH THE FINANCIAL STATEMENTS AND COMPLIANCE CERTIFICATES REQUIRED PURSUANT TO SECTION 3.2(C) ARE DELIVERED TO THE BANK AND SHALL REMAIN IN EFFECT UNTIL THE NEXT CHANGE TO BE EFFECTED PURSUANT TO THIS DEFINITION. WITH RESPECT TO EURODOLLAR RATE LOANS, THE APPLICABLE MARGIN SHALL BE AS FOLLOWS:









   LEVERAGE RATIO
                                            INTEREST COVERAGE RATIO
                                       GREATER THAN 3.0            3.0 OR LESS

   LESS THAN 1.0                            1.125%                    1.375%

   1.0 TO 1.499                             1.375%                    1.675%
   1.5 OR GREATER                           1.675%                    1.875%

               WITH RESPECT TO FLOATING RATE LOANS, THE
               APPLICABLE MARGIN SHALL BE AS FOLLOWS:



   LEVERAGE RATIO                           INTEREST COVERAGE RATIO

                                       GREATER THAN 3.0            3.0 OR LESS

   LESS THAN 1.0                            0.00%                     0.00%

   1.0 TO 1.499                             0.00%                     0.00%
   1.5 OR GREATER                           0.00%                      .25%


          (b) The definition of "Commitment" contained in Section 1.1 of the Credit Agreement is hereby amended to delete reference to the number "$12,000,000" and to insert the number "$15,300,000" in place thereof.

          (c)  The definition of "Eurodollar Interest Period" contained in
Section 1.1 of the Credit Agreement is hereby amended to delete the phrase "or the Maturity Date with respect to the Term Loan" contained on the twelfth and thirteenth lines thereof.

          (d) The definition of "Loan" contained in Section 1.1 of the Credit Agreement is deleted in its entirety and replaced as follows:

               "LOAN" SHALL MEAN ANY REVOLVING CREDIT LOAN AND
               "LOANS" SHALL MEAN THE REVOLVING CREDIT LOANS.

          (e) The definitions of "Maturity Date", "Term Loan", and "Term Note" contained in Section 1.1 of the Credit Agreement are hereby deleted in their entirety.

          (f) The definition of "Note" contained in Section 1.1 of the Credit Agreement is deleted in its entirety and replaced as follows:

               "NOTE" OR "NOTES" SHALL MEAN THE REVOLVING CREDIT
               NOTE.

          (g) The definition of "Termination Date" contained in Section 1.1 of the Credit Agreement is hereby amended by deleting the date "April 30, 1997" therefrom and inserting the date "April 30, 1998" in place thereof.

          (h) Section 2.1(a) of the Credit Agreement is hereby amended by deleting the number "$1,000,000" in the last line thereof and inserting the number "$1,500,000" in place thereof.

          (i) Section 2.1(b) of the Credit Agreement is hereby deleted in its entirety.

          (j) Section 2.4(b) of the Credit Agreement is hereby amended to delete the phrase "and the Term Loan made under this Section 2.4 shall be evidenced by the Term Note" beginning on the second line thereof; to delete the phrase "and Term Note" on the fifth line thereof; to delete the phrase "and the Term Loan" on the fifteenth line thereof and to delete the phrase "but not the Term Loan" on the sixteenth line thereof.

          (k) Section 2.9 of the Credit Agreement is hereby amended to delete in its entirety the last sentence thereof.

          (l) Section 3.1 of the Credit Agreement is hereby amended to delete subsections (b) and (e) thereof in their entirety and, in each case, the phrase "intentionally deleted" is substituted in said subsections (b) and (e).

          (m) Section 3.4(b) of the Credit Agreement is hereby amended to delete the phrase ", and then to the Term Loan" at the end of the second sentence thereof.






          (n) Section 5.2(b) of the Credit Agreement is hereby amended by deleting the number "$15,300,000" and inserting the number "$23,500,000" in place thereof.

          (o) Section 5.2(i) of the Credit Agreement is hereby amended to delete the phrase "after the Effective Date" contained on the ninth and tenth lines thereof and replace such reference with the phrase "in the preceding fiscal year of the Company,".

          (p) Exhibit A-1 to the Credit Agreement is hereby deleted in its entirety and replaced by Exhibit A-1 to this Second Amendment and Exhibit A-2 to the Credit Agreement is deleted in its entirety. All references to the "Revolving Credit Note" or terms of like import contained in the Credit Agreement shall mean and be references to the Amended and Restated Revolving Credit Note contained on Exhibit A-1 to this Second Amendment.

     2. From and after the effective date hereof, references to the Credit Agreement in the Credit Agreement, the Notes and the Security Documents and all other documents executed pursuant to the Credit Agreement shall be deemed to be references to the Credit Agreements as amended hereby.

     3.   This Second Amendment shall not become effective until:

          (a) The Company shall have delivered to the Bank certificate of recent date of the appropriate government official certifying as to the corporate existence of the Company;

          (b) The Company and the Bank shall have each executed and delivered this Second Amendment;

          (c) The Company shall have delivered to the Bank a certified copy of resolutions of the board of directors of the Company authorizing execution and delivery of this Second Amendment, together with a certificate of the Secretary of the Company certifying the officers of the Company, including the original signature of each such officer and stating that there has been no amendment to the Company's bylaws or certificate of incorporation since February 12, 1993, or if any such amendment has occurred, attaching a copy of same and certifying the accuracy thereof; and

          (d) the Company shall have entered into the Amended and Restated Revolving Credit note in the form attached as Exhibit A-1 hereto.

     4.   The Company represents and warrants to the Bank that:

          (a) The execution, delivery and performance of this Second Amendment by the Company have been duly authorized by all necessary corporate action and will not require any consent or approval of its stockholders, violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company is a party or by which it or its properties may be bound or affected;

          (b) No consent, approval or authorization of or declaration or filing with any governmental authority or any non-governmental person or entity, including without limitation, any creditor or partner of the Company is required on the part of the Company, in connection with the execution, delivery and performance of this Second Amendment or transactions contemplated hereby and thereby;

          (c) The Credit Agreement, as amended hereby, is the legal, valid and binding obligations of the Company, enforceable against it in accordance with the terms thereof;




          (d) After giving effect to the amendments contained herein and effective pursuant hereto, the representations and warranties contained in
Article IV of the Credit Agreement are true and correct on and as of the effective date hereof in the same force and effect as if made on and as of such effective date;

          (e) The most recent audited financial statements of the Company delivered to the Bank are complete and accurate in all material respects and present fairly the financial condition of the Company and its subsidiaries as of such date in accordance with generally accepted accounting principles. There has been no adverse material change in the condition of the business, properties, operations or condition, financial or otherwise, of the Company since the date of such financial statements. There are no liabilities of the Company or any of its subsidiaries, fixed or contingent, which are material but not reflected on such financial statements or in the notes thereto; and

          (f) No Event of Default and no event or condition which would become an Event of Default after the lapse of time or the giving of notice or both, shall have occurred and be continuing or exist under the Credit Agreement, as amended hereby, as of the effective date hereof.

     5. The Company agrees to pay and save the Bank harmless from liability for the payment of all costs and expenses arising in connection with this Second Amendment, including the reasonable fees and expenses of Dickinson, Wright, Moon, Van Dusen & Freeman, counsel to the Bank, in connection with the preparation and review of this Second Amendment and any related documents.

     6. The capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Upon the Company's execution and delivery to the Bank of the Amended and Restated Revolving Credit Note contained on Exhibit A-1 hereto, the Company's obligations to the Bank under the Term Note and the Revolving Credit Note, dated February 12, 1993, shall be in all respects collectively re-evidenced and restated by said Amended and Restated Revolving Credit Note. Except as expressly contemplated hereby, the Credit Agreement, the Security Documents and all related notes, guaranties, certificates, instruments and other documents are hereby ratified and confirmed and shall remain in full force and effect.

     7. This Second Amendment shall be governed by and construed in accordance with the internal laws of the State of Illinois.

     8. The Second Amendment may be executed in one or more counterparts, each of which together shall constitute the same agreement. One or more counterparts of this Second Amendment may be delivered by facsimile, with the intention that such delivery shall have the same effect as delivery of an original counterpart thereof.



     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered as of the day and year first above written.


                                        NBD BANK

                                        By: /S/ Peter K. Gillespie
                                             Peter K. Gillespie
                                        Its: Vice President


                                        PORTEC, INC.

                                        By: /S/ Nancy A. Kindl
                                             Nancy A. Kindl
                                        Its: Vice President & CFO